                                                                   EXHIBIT 10.07





                                   ALUMAX INC.

--------------------------------------------------------------------------------

                NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN
                          AS AMENDED ON OCTOBER 3, 1996

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
                                 ALUMAX INC.

--------------------------------------------------------------------------------

              NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN
                          AS AMENDED OCTOBER 3, 1996

--------------------------------------------------------------------------------


                                                                                      Page
                                                                                      ----

1.       Purpose................................................................        1

2.       Definitions............................................................        1

3.       Participation..........................................................        4

         a.       Plan is Voluntary.............................................        4
         b.       Filing of Application.........................................        4
         c.       Designation of Beneficiary....................................        5

4.       Accrual of Benefits....................................................        5

         a.       Deferred Compensation.........................................        5
         b.       Earnings......................................................        5
         c.       Vesting.......................................................        6

5.       Distribution of Benefits...............................................        6

         a.       Time of Distribution..........................................        6
         b.       Payment Upon Death............................................        6
         c.       Methods of Payment............................................        6

6.       The Administrator......................................................        7

         a.       Appointment...................................................        7
         b.       Rights and Duties.............................................        7
         c.       Annual Reports................................................        7
         d.       Information...................................................        7
         e.       Compensation, Indemnity and Liability.........................        8

7.       Amendment and Discontinuance...........................................        8

         a.       Amendments....................................................        8
         b.       Discontinuance of Plan........................................        8

                                   ALUMAX INC.

--------------------------------------------------------------------------------

                NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN
                           AS AMENDED OCTOBER 3, 1996

--------------------------------------------------------------------------------



                                                                                      Page
                                                                                      ----

8.       General Provisions.....................................................        8

         a.       No Interest in Assets.........................................        8
         b.       Restriction Against Assignment................................        8
         c.       Receipt or Release............................................        9
         d.       Payment on Behalf of Minor....................................        9
         e.       Forfeiture....................................................        9
         f.       Withholding...................................................        9
         g.       Governing Law; Arbitration....................................        9
         h.       Captions......................................................       10
         i.       Gender........................................................       10
         j.       Successors and Assigns........................................       10
         k.       Effective Date................................................       10

9.      Roll-Over for Former AMAX Inc. Directors................................       10


Annex A - Alumax Inc. Deferred Compensation Plan for Former Directors of AMAX
Inc.

                NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN



         1.       Purpose.

                  The purpose of this Non-Employee Directors' Deferred Compensation Plan (the "Plan") is to assist Alumax Inc. (the "Company") in recruiting qualified individuals to serve as non-employee members of the Board of Directors of the Company, and to provide an incentive to such persons to continue to serve the Company in that capacity.

         2.        Definitions.

                  Whenever the following terms are used herein, with the first letter capitalized, they shall have the meanings specified below:

                  (a) "Account" means the account maintained by the Administrator for each Participant which is to be credited, as hereinafter set forth, with Stock equal in value to the amount of the Participant's Compensation which is deferred pursuant to this Plan, together with the earnings thereon as provided for herein.

                  (b) "Administrator" means the individual appointed by the Board of Directors to administer the Plan.

                  (c) "Beneficial Owner", with respect to any securities, shall mean any person who, directly or indirectly, has or shares the right to vote or dispose of such securities or otherwise has "beneficial ownership" of such securities (within the meaning of Rule 13d-3 and Rule 13d-5 (as such Rules are in effect on the effective date of the Plan) under the Exchange Act, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that (i) a person shall not be deemed the Beneficial Owner of any security as a result of any agreement, arrangement or understanding to vote such security (A) arising solely from a revocable proxy or consent solicited pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the rules and regulations thereunder or (B) made in connection with, or otherwise to participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the rules and regulations thereunder, in either case described in clause (A) or clause (B) above whether or not such agreement, arrangement or understanding is also then reportable by such person on Schedule 13D under the Exchange Act (or any comparable or successor report), and (ii) a person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

                  (d) "Beneficiary" or "Beneficiaries" means the person or persons (including, without limitation, any trustee) last designated by a Participant to receive the benefits specified hereunder, in the event of the Participant's death, or if there is no designated Beneficiary or surviving Beneficiary, the Participant's estate.

                  (e) "Board" means the Company's Board of Directors.

                  (f) "Board Member" shall mean a member of the Board who is not an employee of the Company or its subsidiaries or affiliates.

                  (g) "Change in Control" shall mean the occurrence of any of the following events:

                  (i) any person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then-outstanding securities (a "20% Beneficial Owner"); provided, however, that (a) the term "20% Beneficial Owner" shall not include any Beneficial Owner who has crossed such 20 percent threshold solely as a result of an acquisition of securities directly from the Company, or solely as a result of an acquisition by the Company of Company securities, until such time thereafter as such person acquires additional voting securities other than directly from the Company and, after giving effect to such acquisition, such person would constitute a 20% Beneficial Owner; and (b) with respect to any person eligible to file a Schedule 13G pursuant to Rule 13d-1(b)(1) under the Exchange Act with respect to Company securities (an "Institutional Investor"), there shall be excluded from the number of securities deemed to be beneficially owned by such person a number of securities representing not more than 10 percent of the combined voting power of the Company's then-outstanding securities;

                  (ii) during any period of two consecutive years beginning after the Stock first became registered under Section 12 of the Exchange Act, individuals who at the beginning of such period constitute the Board together with those individuals who first became Directors during such period (other than by reason of an agreement with the Company in settlement of a proxy contest for the election of directors) and whose election or nomination for election to the Board was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Continuing Directors"), cease for any reason to constitute a majority of the Board;

                  (iii) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, or the consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together owned at least 75% of the combined voting power of the voting securities of the Company outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each other continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this paragraph (iii), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 75% threshold (or to preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of the Company or such surviving entity or of any subsidiary of the Company or such surviving entity;

                  (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition of all or substantially all the assets of the Company; or

                  (v) any other event which the Board determines shall constitute a Change in Control for purposes of this Plan;

                  provided, however, that a Change in Control shall not be deemed to have occurred if one of the following exceptions applies:

                  (1) Unless a majority of the Continuing Directors of the Company determines that the exception set forth in this paragraph (1) shall not apply, none of the foregoing conditions would have been satisfied but for one or more of the following persons acquiring or otherwise becoming the Beneficial Owner of securities of the Company: (A) any person who has entered into a binding agreement with the Company, which agreement has been approved by two-thirds (2/3) of the Continuing Directors, limiting the acquisition of additional voting securities by such person, the solicitation of proxies by such person or proposals by such person concerning a business combination with the Company (a "Standstill Agreement"); (B) any employee benefit plan, or trustee or other fiduciary thereof, maintained by the Company or any subsidiary of the Company; (C) any subsidiary of the Company; or (D) the Company.

                  (2) Unless a majority of the Continuing Directors of the Company determines that the exception set forth in this paragraph (2) shall not apply, none of the foregoing conditions would have been satisfied but for the acquisition by the Company of another entity (whether by merger or consolidation, the acquisition of stock or assets, or otherwise) in exchange, in whole or in part, for securities of the Company, provided that, immediately following such acquisition, the Continuing Directors constitute a majority of the Board, or a majority of the board of directors of any other surviving entity, and, in either case, no agreement, arrangement or understanding exists at that time which would cause such Continuing Directors to cease thereafter to constitute a majority of the Board or of such other board of directors.

                  Notwithstanding the foregoing, unless otherwise determined by a majority of the Continuing Directors, no Change in Control shall be deemed to have occurred with respect to a particular Participant if the Change in Control results from actions or events in which such Participant is a participant in a capacity other than solely as an officer, employee or director of the Company.

                  (h) "Change in Control Stock Value" shall mean the value of a share of Stock determined as follows:

                  (i) if the Change in Control results from an event described in clause (iii) of the Change in Control definition, the highest per share price paid for shares of Stock of the Company in the transaction resulting in the Change in Control;

                  (ii) if the Change in Control results from an event described in clauses (i), (ii) or (v) of the Change in Control definition and no event described in clauses (iii) or (iv) of the Change in Control definition has occurred in connection with such Change in Control, the highest sale price of a share of Stock on any trading day during the sixty (60) consecutive trading days immediately preceding and following the date of such Change in Control as reported on the New York Stock Exchange Composite Tape and published in the Wall Street Journal; or

                  (iii) if the Change in Control results from an event described in clause (iv) of the Change in Control definition, the price per share for which shares of Stock are redeemed or exchanged by their holders in the transaction described in such clause
                  (iv).

                  (i) "Committee" shall mean the Human Resources and Compensation Committee of the Board of Directors of the Company or a subcommittee thereof, or such other Board committee as may be designated by the Board to administer the Plan.

                  (j) "Company" means Alumax Inc., a Delaware corporation, or any successor corporation.

                  (k) "Compensation" means for any Plan Year all retainer, meeting, committee and chair fees payable in cash to a Board Member for service on the Board, before any reduction pursuant to this Plan.

                  (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

                  (m) "Participant" means any Board Member who actually participates in this Plan in any Plan Year and who is entitled to a benefit hereunder.

                  (n) "Plan Year" shall mean each year beginning on the first day of January and ending on the 31st day of December, commencing with the year beginning on January 1, 1994.

                  (o) "Stock" means the Company's Common Stock, $.01 par value.


         3.       Participation.

                  (a)      Plan is Voluntary.

                  Participation in the Plan is voluntary.

                  (b)      Filing of Application.

                  To participate in the Plan for any Plan Year a Board Member must file a written application with the Administrator no later than the June 30 immediately preceding such Plan Year. The Administrator shall notify each Board Member of his prospective eligibility to participate in the Plan at least thirty
(30) days prior to the time he must file an application for participation.

Notwithstanding the foregoing, a person who first becomes a Board Member after June 30 may file an application within 30 days of the date the individual becomes a Board Member, and shall be effective to defer only Compensation earned more than six months following the date of his application. The application for participation shall signify the Board Member's acceptance of the benefits and terms of the Plan, and state the portion of his Compensation that he elects to defer and the time when the Board Member desires distribution of his benefits under the Plan. An election to defer Compensation may be revoked or changed for future Plan Years if such revocation or change is made at least six months prior to the beginning of the Plan Year to which it relates. No deferral of Compensation shall be effective and no Account shall be credited with deferred Stock, unless and until the Committee approves the Participant's deferral election.

                  (c)      Designation of Beneficiary.

                  Upon forms provided by the Administrator, each Participant shall designate the Beneficiary or Beneficiaries to receive the amounts distributable in the event of such Participant's death. A Participant may from time to time change the designated Beneficiary or Beneficiaries, without the consent of such Beneficiary or Beneficiaries, by filing a new designation in writing with the Administrator. [The spouse of a Participant shall join in any designation of the Beneficiary or Beneficiaries other than such spouse.] The Company and the Administrator may rely upon the Beneficiary designation last filed in accordance with the terms of the Plan.


         4.       Accrual of Benefits.

                  (a)      Deferred Compensation.

         Each Board Member who elects to participate in this Plan for any Plan Year must irrevocably elect to defer the receipt of all or a specified percentage of his Compensation in accordance with the terms of Section 3(b). Said amount shall be credited to such Board Member's Account in accordance with
Section 4(b) and shall be paid in accordance with Section 5.

                  (b)      Earnings.

                  The amount of Compensation that each Participant elects to defer under this Plan shall increase or decrease in value during the period of deferral based on the market price of Stock. On the date the Plan is credited with the deferred Compensation of a Participant (which shall be the same date the Participant would have received such Compensation had a deferral election not then been in effect), the Participant's Account shall be credited with a number of shares of deferred Stock (including fractions) having a value equal to the amount of the Participant's Compensation deferred on that date. The value of Stock shall be determined using the closing market price of the Stock on the Composite Tape of the New York Stock Exchange for that date. If the Composite Tape is not operating on such date, or Stock is not traded there on such date, the value shall be computed using the closing price on the next preceding business day on which such Stock was traded thereon.

                  Whenever dividends are paid with respect to shares of Stock, each Participant's Account shall be credited with additional shares of deferred Stock (including fractions) equal in value to the amount of the dividend paid on a single share of Stock multiplied by the number of shares of deferred Stock (including fractions) credited to a Participant's Account as of the record date for dividend purposes. For purposes of crediting dividends, the value of Stock shall be determined as of the day dividends are actually paid on Stock and in the same manner as is used for crediting deferred Compensation to Accounts.

                  The number of shares of deferred Stock in each Participant's Account shall be appropriately adjusted and modified upon the occurrence of any stock split, reverse stock split, stock dividend, or stock consolidation. Notwithstanding any provision of the Plan to the contrary, in the event of a Change in Control, all shares of deferred Stock credited to a Participant's Account shall be converted into cash in an amount equal to the product of (i) the Change in Control Stock Value, multiplied by (ii) the number of shares of deferred Stock that have been credited to each Participant's Account as of the date of the Change in Control. The amount of cash resulting from the foregoing conversion of shares of deferred Stock in a Participant's Account shall, at the election of the Participant made in a manner approved by the Administrator, be credited to such Participant's Account or paid out in a lump sum no later than fifteen (15) days after the date of the Change in Control. If cash is credited to a Participant's Account under this paragraph, income shall be credited thereto from the date of the Change in Control to the date of distribution at the base rate of Citibank, N.A., as in effect from time to time during such period.

                  (c)      Vesting.

                  The interest of each Participant in any benefit accrued hereunder shall be fully vested and nonforfeitable at all times.


         5.       Distribution of Benefits.

                  (a)      Time of Distribution.

                  A Participant may elect to have the balance of his Account distributed to him (i) as soon as reasonably possible after the Participant ceases to be a Board Member, or (ii) on the January 1 occurring a stated number of years after the Participant ceases to be a Board Member in lump sum or up to ten (10) installments. Such an election shall be made on the application filed pursuant to Section 3(b) and shall be irrevocable once made. However, a Participant may elect a different distribution date(s) for Compensation deferred in subsequent years by filing a change of deferral election as provided in
Section 3(b).

                  (b)      Payment Upon Death.

                  Notwithstanding any election under Section 5(a), if a Participant dies prior to distribution of his Account, the balance of the credit of the Participant's Account as of the date of death shall be paid, as soon as reasonably possible thereafter, to the Participant's Beneficiary or Beneficiaries.

                  (c)      Methods of Payment.

                  Distributions under the Plan with respect to deferral elections shall consist of shares of Stock equal to the number of whole shares of Stock credited to the Participant's Account on the date as of which the distribution(s) occurs and a cash payment for any fraction of a share. Each Participant, or Beneficiary, agrees that prior to distribution of any benefit under the Plan he will make such representations and execute such documents as are deemed by the Administrator necessary to comply with applicable securities laws.

         6.       The Administrator.

                  (a)      Appointment.

                  An Administrator shall be appointed by the Board of Directors to administer the Plan as provided herein.

                  (b)      Rights and Duties.

                  The Administrator, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish those purposes, including, but not by way of limitation, the following:

                  (i) to compute and certify the amount and kind of benefits payable to Participants and their Beneficiaries;

                  (ii) to maintain or to designate any person or entity to maintain all the necessary records for the administration of the Plan;

                  (iii) to make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof; and

                  (iv) to provide for disclosure of such information and filing or provision of such reports and statements to Participants or Beneficiaries under this Plan as the Administrator deems appropriate.

All actions of the Administrator shall be conclusive on all persons interested in the Plan except to the extent otherwise specifically indicated herein. The Administrator may appoint a plan administrator and agents, and delegate thereto such powers and duties in connection with the administration of the Plan as the Administrator may from time to time prescribe.

                  (c)      Annual Reports.

                  The Administrator shall furnish each Participant with an annual report indicating the number of shares of Stock credited to his Account as of the end of the preceding calendar year.

                  (d)      Information.

         To enable the Administrator to perform his functions, the Company shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their status as Board Members, their contributions, and such other pertinent facts as the Administrator may require.

                  (e)      Compensation, Indemnity and Liability.

         The Administrator shall serve without bond, except as otherwise required by law, and without compensation for his services hereunder. All expenses of the Administrator shall be paid by the Company and the Company shall furnish the Administrator with such clerical and other assistance as is necessary in the performance of his duties.

         The Administrator shall not be liable for any act or omission on his part, excepting only his own willful misconduct or gross negligence. The Company shall indemnify and save harmless the Administrator against any and all expenses and liabilities arising out of his administration of the Plan, excepting only expenses and liabilities arising out of his own willful misconduct or gross negligence.


         7.       Amendment and Discontinuance.

                  (a)      Amendments.

                  The Board shall have the right to amend the Plan from time to time, and to amend or cancel any amendments; provided, however, that no amendment shall reduce any amount already credited to a Participant's Account as of the effective date of such amendment.

                  (b)      Discontinuance of Plan.

                  It is the expectation of the Company that the Plan will be continued indefinitely, but continuance of the Plan is not assumed as a contractual obligation of the Company, and the right is reserved by the Company at any time to reduce, suspend, or discontinue the Plan; provided, however, the Company shall in no event have the power to reduce the amount already credited to a Participant's Account as of the effective date of any such reduction, suspension or discontinuance nor to discontinue the crediting of earnings on such amounts subsequent to said date. In the event of a reduction, suspension or discontinuance of the Plan, the payment of benefits accrued hereunder shall continue to be made in accordance with the provisions of the Plan.

         8.       General Provisions.

                  (a)      No Interest in Assets.

                  No Participant or any other person shall have any interest in any shares of Stock credited to his Account or in any specific asset of the Company by reason of any amount credited to him hereunder, nor any rights to receive any distribution under the Plan except as and to the extent expressly provided in the Plan. There shall be no funding of any benefits which may become payable hereunder. No trust shall be created in connection with or by the execution or adoption of this Plan. Any benefits which become payable hereunder shall be paid from the general assets of the Company. Nothing in the Plan shall be deemed to give any Board Member any right to participate in the Plan, except in accordance with the provisions of the Plan.

                  (b)      Restriction Against Assignment.

                  The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's Account shall be liable for the debts, contracts, or engagements of any Participant, his Beneficiaries, or successors in interest, nor shall it be subject to execution by levy, attachment or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever.

                  (c)      Receipt or Release.

                  Any payment to any Participant or his Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Administrator and the Company and the Administrator may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

                  (d)      Payment on Behalf of Minor.

                  In the event any amount becomes payable under the Plan to a minor or a person who, in the sole judgment of the Administrator, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Administrator may direct that such payment be made to any person found by the Administrator, in his sole judgment, to have assumed the care of such minor or other person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Administrator and the Company.

                  (e)      Forfeiture.

                  Any payment or distribution to a Participant under the Plan which is not claimed by the Participant, Beneficiary, or other person entitled thereto within three years after becoming payable shall be forfeited and cancelled and shall remain with the Company and no other person shall have any right thereto or interest therein. The Company shall not have any duty to give notice that amounts are payable under the Plan to any person other than the Participant and the designated Beneficiary or Beneficiaries.

                  (f)      Withholding.

                  The Company may deduct from the amount of all distributions under the Plan any taxes required to be withheld by the Federal or any State or local government.

                  (g)      Governing Law; Arbitration.

                  This Plan shall be construed, administered and enforced according to the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

                  Any dispute or controversy arising under or in connection with this Plan shall be settled exclusively by arbitration in Atlanta, Georgia by three arbitrators in accordance with the rules of the American Arbitration Association in effect at the time of submission to arbitration. Judgment may be entered on the arbitrators' award in any court having jurisdiction. For purposes of settling any dispute or controversy arising hereunder or for the purpose of entering any judgment upon an award rendered by the arbitrators, the Company and each Participant hereby consent to the jurisdiction of any or all of the following courts: (i) the United States District Court for the Northern District of Georgia, (ii) any of the courts of the State of Georgia, or (iii) any other court having jurisdiction. The Company and each Participant hereby waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to such jurisdiction and any defense of inconvenient forum. The Company and each Participant hereby agree that a judgment upon an award rendered by the arbitrators may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (h)      Captions.

                  Captions in this Plan are not part of the provisions hereof and shall have no force or effect.

                  (i)      Gender.

                  The masculine gender as used herein includes the feminine gender.

                  (j)      Successors and Assigns.

                  This Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

                  (k)      Effective Date.

                  This Plan shall become effective upon its approval by stockholders of the Company.

         9.       Roll-Over for Former AMAX Inc. Directors

                  This Plan shall also include, as a sub-plan, the Alumax Inc. Deferred Compensation Plan for former directors of AMAX Inc., in the same form as Annex A hereto.